Exhibit 10.1

August 14, 2023

Melinda Lackey

Re: Confidential Retention Agreement

CONFIDENTIAL

Dear Melinda,

We greatly value the work you do for Alaunos, and we need you to continue making your valuable contributions. As an incentive for you to stay with Alaunos during this period of transition, Alaunos is pleased to offer you a retention bonus (the “Retention Bonus”) pursuant to and in accordance with this Confidential Retention Agreement (this “Agreement”).

1.
Eligibility for Retention Bonus. In consideration of, and to earn and retain the full amount of the Retention Bonus, you must:

(A)
Remain fully employed by Alaunos until the earlier of (such employment period, the “Transition Period”) (i) the completion of the Transaction (defined as the close of a strategic transaction or a bankruptcy filing by the Company in the event of no strategic transaction) or (ii) the date that Alaunos terminates your employment for any reason, or no reason, other than if your employment is terminated because you failed to perform your duties at an Acceptable Level (as defined below);

(B)
Continue to perform your duties at an Acceptable Level through the Transition Period; and

(C)
Sign, and do not revoke, the separation and release agreement (the “Release of Claims”) attached as Exhibit A as provided in the Release of Claims.

As used in this Agreement, “Acceptable Level” means your full compliance with each of the following: (i) devoting substantially all of your professional and business-related time, skills and efforts to Alaunos; (ii) maintaining at least a satisfactory accomplishment of your assigned business objectives in accordance with Alaunos’ policies and procedures and in accordance with general industry standards; (iii) complying with the terms and conditions of this Agreement; and (iv) complying in all material respects with the employee policies and procedures of the Company, including with respect to business ethics and compliance with applicable laws.

2.
Retention Bonus. A retention bonus in the amount of 0.5x your monthly base salary

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for each month employed beginning August 15, 2023 prorated, if appropriate, less applicable deductions and withholdings (the “Retention Bonus”), will be paid to you in a lump sum payment on the last date of the Transition Period.

3.
Termination of Employment.

(A) If, prior to the end of the Transition Period, you are involuntarily terminated by Alaunos for any reason other than your failure to perform your duties at an Acceptable Level, you will be deemed to have earned and you will be entitled to retain the full amount of the Retention Bonus provided that you timely sign, and do not revoke, the Release of Claims.
(B) If, prior to the end of the Transition Period, you die or become permanently disabled (in accordance with the terms of Alaunos insurance policies), you will be deemed to have earned, and you or your estate will be entitled to retain, the full amount of the Retention Bonus.
(C) If your employment is involuntarily terminated by Alaunos prior to the end of the Transition Period due to your failure to perform your duties at an Acceptable Level, you will not have earned, and you will not be entitled to retain, any portion of the Retention Bonus.

(D) If you resign from your employment for any reason or no reason, or otherwise cease active, full-time employment with Alaunos (except as set forth in this Section 3) prior to the end of the Transition Period, you will not have earned, and you will not be entitled to retain, any portion of the Retention Bonus.

4.
At-Will Employment. This Agreement does not change your status as an at-will employee of Alaunos. Either you or Alaunos may terminate your employment at any time, with or without cause, and with or without advance notice, for any reason not prohibited by law.

5.
Confidentiality. You must keep the terms of this Agreement, including the amount of your Retention Bonus, strictly confidential and not disclose them to anyone—including, but not limited to your co-workers—with the exception of your spouse, legal counsel and financial advisors, or as required by law. If you violate this Agreement, you forfeit your rights to earn and retain the Retention Bonus, and you must repay to Alaunos the full amount of the Retention Bonus. Notwithstanding the foregoing, nothing in this Agreement is intended to, or does, limit your right to participate in any Equal Employment Opportunity Commission (“EEOC”) or other government agency investigation or proceeding. Similarly, nothing in this Agreement is intended to, or does, limit your rights to engage in protected activity under the National Labor Relations Act (“NLRA”).

6.
Non-Disparagement. Except in the context of an EEOC or other government agency investigation or proceeding, or unless you are called by subpoena to testify under oath, you must refrain from taking any actions or making any statements that denigrate, defame or diminish the goodwill or reputation of Alaunos and its respective directors, officers, partners, employees, advisors or agents. If you violate this Agreement, including this

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Section 6, you have not earned and you forfeit your rights to retain any portion of the Retention Bonus, and you must repay the full amount of the Retention Bonus. Notwithstanding the foregoing, nothing in this Agreement is intended to, or does, limit your right to participate in any EEOC or other government agency investigation or proceeding. Similarly, nothing in this Agreement is intended to, or does, limit your rights to engage in protected activity under the NLRA.

7.
Entire Agreement. This Agreement and the attachments hereto are intended to be the entire agreement between Alaunos and you with respect to the subject matter addressed herein. No waiver or modification of any term of this Agreement shall be valid unless made in writing, signed by you and an authorized officer or agent of Alaunos.

8.
Controlling Law. This Agreement shall in all respects be interpreted, enforced, and governed by the laws of the State of Texas, without regard to the state’s conflicts laws.

9.
Severability. If any portion of this Agreement is held invalid by operation of law, it shall be modified to the extent required by law to render it enforceable. If modification is not permitted by law, the invalid provision shall be struck and the remaining terms of this Agreement shall not be affected.

10.
Full Compliance. You acknowledge and agree that Alaunos’ agreement to provide the Retention Bonus under this Agreement is expressly contingent upon your full compliance with the provisions of this Agreement, as well as your performance at an Acceptable Level during your employment term.

11.
Successors/Assignment. This Agreement will inure to the benefit of, and may be enforced by, any of Alaunos successors and assigns, including successors and assigns to all or substantially all of the assets or operations of the Company, whether by merger, acquisition, sale, assignment, operation of law or otherwise. You understand and agree that your duties, rights, and obligations under this Agreement are personal to you. Therefore, your duties, rights, and obligations as set forth herein may not be delegated or assigned by you to any other person without prior written consent of an authorized officer or agent of Alaunos.

12.
Injunctive Relief. You understand and agree that any violation of your obligations arising under Section 5 (“Confidentiality”) and Section 6 (“Non-Disparagement”) will cause irreparable harm to Alaunos that cannot be fully remedied with monetary damages. Accordingly, Alaunos shall be entitled to injunctive relief in order to enforce the foregoing provisions of this Agreement. Alaunos shall be entitled to recover its costs and reasonable attorneys' fees incurred in enforcing its rights under this Agreement.

13.
Cooperation. You agree to make yourself reasonably available to Alaunos to answer questions about the company and its business and respond to requests by Alaunos for information concerning matters involving facts or events that arose during the period of your employment with Alaunos and about which you have knowledge. In addition, you agree to assist and cooperate with Alaunos as reasonably requested with respect to any pending or future inquiries, challenges, charges or other proceedings by governmental authorities, or other actions, litigations, arbitrations or disputes or dispute resolutions

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(collectively, "Actions") concerning matters involving facts or events that arose during the period of your employment with Alaunos and about which you have knowledge (including but not limited to testifying, and/or otherwise providing written or oral responses, depositions or other evidence). You agree that your obligations under this Section shall continue after your employment with Alaunos terminates for whatever reason. Your cooperation and assistance regarding any Actions shall be at no expense to you, and Alaunos agrees to reimburse you for any reasonable expenses you incur as a result of your obligations under this Section upon receipt of documentation for such expenses in a form reasonably acceptable to Alaunos. Nothing in this Agreement is intended to, or does, (a) change any other aspect of your employment relationship with Alaunos unless expressly set forth herein, (b) limit your ability to respond to inquiries from, or otherwise cooperate with, any EEOC or other governmental or regulatory investigation concerning facts or events that arose during the period of your employment with Alaunos; or (c) create any obligation on your part to inform Alaunos about the fact or substance of any communications you may have with any governmental authorities in connection with any pending or future Actions.

14.
Time to Accept. You will have five (5) business days from the date on which you received this Agreement to consider whether to sign it. You may, however, sign this Agreement sooner, if you choose to do so. Changes to this Agreement, whether material or immaterial, will not restart the five-day consideration period. To accept this Agreement, you must sign it and return the signed copy by close of business to Melinda Lackey, Senior Vice President, Legal & Admin by Friday, August 18, 2023.

15.
Acknowledgment. You agree and acknowledge that you have received and read this Agreement, the provisions of this Agreement are understandable to you, and you understand the meaning of the terms of this Agreement and their effect. You agree and acknowledge that you have entered into this Agreement freely and voluntarily.

Thank you in advance for your continued contribution to Alaunos throughout this period of transition. We appreciate your service, and we wish you all the best in your future endeavors.

Sincerely,

/s/ Kevin S. Boyle, Sr.

Kevin S. Boyle, Sr.

Chief Executive Officer

Agreed to:

By: /s/ Melinda Lackey

Date: August 15, 2023

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EXHIBIT A

GENERAL RELEASE OF CLAIMS

THIS GENERAL RELEASE OF CLAIMS (this “Release”) is entered into by the employee set forth on the signature page to this Release (the “Employee”) as part of the Confidential Retention Agreement by and between Employee and Alaunos Therapeutics, Inc. (“Alaunos”) of which this Release is part of and incorporated therein (the “Retention Agreement”). Capitalized terms used herein and not otherwise defined have the meanings given such defined term in the Retention Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, the Retention Bonus, Employee and Alaunos hereby agree as follows:

1.
Retention Bonus. In consideration of Employee’s promises and releases contained in this Release, Alaunos agrees to provide Employee with the opportunity to earn the Retention Bonus, less all deductions and withholdings required by law, as set forth in and in accordance with the Retention Agreement.
2.
Release. In exchange for the good and valuable consideration described herein, including, without limitation, the opportunity to earn the Retention Bonus, Employee, on behalf of Employee and Employee’s heirs, executors, administrators, and assigns, hereby releases, waives, and forever discharges, and shall not bring or file any lawsuit regarding, any and all claims or liabilities against Alaunos, its past, present and future parents, subsidiaries, and affiliated entities, as well as any predecessor, successor, or assign of any of them or to their respective assets or business; any health or welfare benefits plans, agents, and attorneys of any of them; and any of their respective members, managers, owners, officers, directors, trustees, employees, representatives and agents (collectively, the “Releasees”), of whatever kind or nature which Employee has ever had or which Employee now has, known or unknown, suspected or unsuspected, from the beginning of time through and including through the date of execution of this Release, other than claims for unpaid compensation (including, but not limited to, claims for past or future wages, salary, commission or expense reimbursement), but including, but not limited to, any and all claims or counterclaims for breach of contract, breach of fiduciary duty, unfair competition, wrongful or unlawful discharge, constructive discharge, personal injury, tortious interference with contractual relations, promissory estoppel, detrimental reliance, breach of the implied covenant of good faith and fair dealing, breach of express or implied promise, breach of manuals or other policies, assault, battery, fraud, false imprisonment, invasion of privacy, intentional or negligent misrepresentation, defamation (including, but not limited to, libel, slander, discharge defamation and self-publication defamation), discharge in violation of public policy, whistleblower, intentional or negligent infliction of emotional distress, compensatory or punitive damages, claims for attorney’s fees, and all common-law claims arising under any other theory, whether legal or equitable; claims or counterclaims for violations of Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act, as amended; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act; the Equal Pay Act; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act; the Occupational Safety and Health Act; the Genetic Information and

Nondiscrimination Act; the Immigration Reform Control Act; the Uniformed Services Employment and Reemployment Rights Act; the Worker Adjustment and Retraining Notification Act of 1988; Texas Commission on Human Rights Act, Tex. Lab. Code Ann. §§ 21.001-21.556; Tex. Lab. Code Ann. §§ 61.001-61.095 (payment of wages); violations of any state and/or municipality whistle blowing statutes or laws or fair employment statutes or laws, or violations of any other law, rule, regulation, or ordinance pertaining to employment, past wages, hours, stock ownership, or any other terms and conditions of employment and termination of employment; and any other claims, counterclaims and/or third party claims, which have been, or could have been, asserted by Employee in any court, arbitration, or other forum arising out of or in any way related to the relationships between Employee and Releasees, including, without limitation, arising in any way out of Employee’s employment with Alaunos to the fullest extent permitted by law.

Notwithstanding anything herein to the contrary, the provisions of this Release do not apply to claims that may arise after the date this Release is executed; claims that cannot be released as a matter of law; Employee’s right to file a charge or compliant, or to participate in any investigation, with any local, state, or federal commission or agency such as the Equal Employment Opportunity Commission (“EEOC”); or Employee’s right to challenge the validity of this Release after executing it; provided, however, that Employee agrees that as a result of Employee’s release in this Release, Employee is not and will not be entitled to any monetary or other comparable relief from the Releasees related to any charge or complaint or investigation or proceeding brought by Employee, the EEOC, or any other person or entity, including but not limited to any federal, state, or local government agency. Nothing in this Release, however, prohibits Employee from receiving any monetary or other award offered by any government agency. Furthermore, this Release does not affect Employee’s right to file for unemployment benefits according to applicable state law.

3.
Time to Consider and Accept Release/Consultation with Attorney. Employee will have five (5) business days from the date on which Employee received this Release, to consider whether to sign it. Changes to this Release, whether material or immaterial, will not restart the 5-day consideration period. During this time, Alaunos advises Employee to consult with an attorney of Employee’s choice.

In order to retain and earn the Retention Bonus, Employee must sign this Release and return the signed original to Alaunos as provided in this Release and the Retention Agreement.

4.
Acknowledgments and Affirmations. Employee affirms that Employee has not filed, caused to be filed, intends to file and is not presently a party to any claim against Alaunos or any of the Releasees. Employee further represents and warrants that Employee is not aware of any facts or circumstances that might justify a claim against the Releasees for any violation of the Family and Medical Leave Act (“FMLA”) or the Fair Labor Standards Act (“FLSA”) or comparable state statutes as of the date this Release is signed.
5.
Confidentiality. Employee agrees to keep the facts and terms of this Release in strict confidence to the fullest extent permitted by law. Employee agrees that, except as required by law, Employee will not disclose this document, its contents, or subject matter to any person other than Employee’s spouse (if applicable), attorney, accountant, income tax preparer, or other similar professionals. Furthermore, to the extent that Employee is permitted to disclose, and does disclose, such information, Employee agrees to require that the person receiving such information will maintain its confidentiality and/or to take any other available measures to protect the confidentiality of this Release.
6.
No Admission. Employee understands and agrees that Releasees admit no liability with respect to any claim related to, or arising out of, Employee’s relationship with Company or the termination thereof or otherwise relating to the claims released by Employee under this Release.
7.
Entire Release/Severability. This Release, as well as the other provisions of the Retention Agreement, contains the entire agreement between the parties with respect to the subject matter hereof, and no releases, representations, or statements of any party not contained herein shall be binding on such party. The provisions of this Release are deemed severable and the invalidity or unenforceability of any provision or part of this Release in any respect shall not affect the validity or enforceability of this Release in any other respect.
8.
Controlling Law. This Release shall be governed by and construed in accordance with the laws of the State of Texas, as they are applied to contracts made and to be wholly performed in that state, regardless of choice of law principles to the contrary. In addition, employee consents to the exclusive jurisdiction of any Texas court in any dispute arising from this Release.
9.
Execution of Release. Employee understands that Employee has five days following the receipt of the Release to consider this Release and return an executed copy of the Release to Alaunos. In the event the Employee fails to sign and return the Release to Alaunos by the date described above, the Retention Bonus shall not be earned and will no longer be available for acceptance and this Release shall have no further force or effect. Employee confirms, by the signature below, that Employee has had a reasonable period of time in which to consider whether to execute this Release, and that no one hurried or coerced the Employee to execute this Release during such time.

BY THE SIGNATURE BELOW, EMPLOYEE HEREBY CONFIRMS THAT EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEPARATION RELEASE AND RELEASE WITH THE UNDERSTANDING THAT BY DOING SO, EMPLOYEE WAIVES, SETTLES AND RELEASES ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES TO THE FULLEST EXTENT PERMITTED BY LAW.

[Signature Page Follows]

Employee knowingly and voluntarily signed this Release as of the date set forth below:

EMPLOYEE:

By: /s/ Melinda Lackey
Printed Name: Melinda Lackey
Date: August 15, 2023